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                                                                    Exhibit 23.1

Freeman & Davis Letterhead

         We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report, relating to the financial statements of Q Power, Inc., dated June 20, 2000 in the Registration Statement on Form SB-2 and related Prospectus of Q Power, Inc.

                                                             Freeman & Davis LLP


New York, New York July 20, 2000